Exhibit 10.6

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT FOR

TIMOTHY BLACK

This is a SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, dated April 24, 2012, between Great Wolf Resorts, Inc., a Delaware corporation (“Employer”) and Timothy Black, a natural person resident of the State of Wisconsin as of the date hereof (“Employee”), the terms and conditions of which are as follows:

1. Employer and Employee entered into an Employment Agreement dated as of March 20, 2009, and amended on December 16, 2009 (the “Original Agreement”).

2. Section 4.2(b)(4) of the Original Agreement is hereby deleted and the following substituted therefor:

“(4) pay to the Executive a lump sum amount equal to the product of (x) multiplied by (y), where (x) equals two times the Company’s monthly contribution on behalf of Executive under the plans, programs and policies described in §3.4 which provide healthcare, life insurance and accidental death and dismemberment coverage to Executive immediately before Executive’s employment terminates, and (y) equals eighteen (18); and”

3. All other terms and conditions of the Original Agreement are hereby ratified and confirmed.

Employer and Employee have hereby executed this SECOND AMENDMENT TO EMPLOYMENT AGREEMENT as of the date above first written.

Employer: GREAT WOLF RESORTS, INC.		Employee:

By:	/s/ KIMBERLY K. SCHAEFER	By:	/s/ TIMOTHY BLACK
	Name: Kimberly K. Schaefer		Timothy Black
Title: CEO